Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233292 of our report dated March 13, 2020 on the consolidated financial statements of HarborOne Bancorp, Inc. as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, which report appears in HarborOne Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Wolf & Company, P.C.

March 13, 2020